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                                                                EXHIBIT 4.4




                  AMENDED AND RESTATED PARENT PLEDGE AGREEMENT


     AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of July 9, 1996, made by Sybron International Corporation, a Wisconsin corporation (the "Parent"), in favor of Chemical Bank, as Administrative Agent (in such capacity, the "Administrative Agent"), for the banks and other financial institutions (the "Lenders") from time to time parties to the Credit Agreement, dated as of July 31, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Parent, Ormco Corporation, a Delaware corporation ("Ormco"), Kerr Corporation, a Delaware corporation ("Kerr"), Nalge Company, a Delaware corporation ("Nalge"), Erie Scientific Company, a Delaware corporation ("Erie"), Barnstead Thermolyne Corporation, a Delaware corporation ("Barnstead"; Ormco, Kerr, Nalge, Erie and Barnstead are collectively referred to herein as the "Subsidiary Borrowers"), the Lenders, the Administrative Agent and Chemical Securities Inc. (currently known as Chase Securities Inc.), as Arranger.


                             W I T N E S S E T H :


     WHEREAS, the Parent (formerly known as Sybron Corporation), the Subsidiary Borrowers, the banks parties thereto and Chemical Bank, as agent for such banks, are parties to that certain Credit Agreement, dated as of July 1, 1993 (as amended, supplemented or otherwise modified, the "Prior Credit Agreement") providing for certain Loans (as defined therein) and other extensions of credit described therein;

     WHEREAS, the Parent and the Subsidiary Borrowers have requested the Lenders to provide credit facilities pursuant to which Loans will be made to, and Letters of Credit will be issued for the account of, the Parent and certain Subsidiary Borrowers;

     WHEREAS, the Parent and the Subsidiary Borrowers will use the proceeds of the Loans in part (i) to refinance all outstanding indebtedness of the Parent and the Subsidiary Borrowers under the Prior Credit Agreement, (ii) to finance the acquisition (the "Nunc Acquisition") of all of the Capital Stock of Nunc Inc., a Delaware corporation, Nunc GmbH, a German company, and Nunc AS, a Danish company (collectively, "Nunc") and (iii) to finance the working capital and general corporate needs, including acquisitions, of the Parent and the Subsidiary Borrowers; and



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          WHEREAS, the Lenders are willing to make the Loans and issue and/or participate in the Letters of Credit (as hereinafter defined) on the terms and conditions set forth in the Credit Agreement;

          WHEREAS, the Parent is the legal and beneficial owner of the shares of Pledged Stock (as hereinafter defined);

          WHEREAS, the Parent is the legal and beneficial owner of each of the Pledged Notes (as hereinafter defined); and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Parent and the Subsidiary Borrowers under the Credit Agreement that the Parent shall have executed and delivered this Pledge Agreement to the Administrative Agent for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Parent and Subsidiary Borrowers under the Credit Agreement, the Parent hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

          1. Defined Terms. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

          (b)  The following terms shall have the following meanings:

          "Agreement": this Amended and Restated Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

          "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

          "Collateral":  the Pledged Stock, the Pledged Notes and all
     Proceeds.

          "Issuers": the collective reference to the companies identified on Schedule 1 hereto as the issuers of the Pledged Stock.

          "Obligations": (a) the unpaid principal amount of, and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Parent, whether or not a claim for post-filing or post-petition interest is allowed in such


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     proceeding) the Notes and all other obligations and liabilities of the Parent to the Administrative Agent or to the Lenders, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement (including, without limitation, all obligations and liabilities of the Parent under
     Section 9 of the Credit Agreement), the Notes, the other Loan Documents and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Parent pursuant to the terms of the Credit Agreement) or otherwise and (b) all obligations of the Parent to any Lender or an Affiliate of any Lender under or in connection with any Interest Rate Agreement or foreign exchange contract.

          "Obligors": the collective reference to the companies identified on Schedule 2 hereto, as such Schedule may be amended from time to time.

          "Pledged Notes": the promissory note or notes of the Obligors identified on Schedule 2, together with all substitutes, replacements or refinancings thereto that may be issued by any Obligor to the Parent while this Agreement is in effect.

          "Pledged Stock":  the shares of capital stock listed on
     Schedule 1 hereto, together with all stock certificates, options or rights of any nature whatsoever that may be issued or granted by any Issuer to the Parent in respect of the Pledged Stock while this Agreement is in effect.

          "Proceeds": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock and the Pledged Notes, collections thereon or distributions with respect thereto.

           "Securities Act":  the Securities Act of 1933, as amended.

          (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to this Agreement unless otherwise specified.





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          (d)  The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          2. Pledge; Grant of Security Interest. The Parent hereby delivers to the Administrative Agent, for the ratable benefit of the Lenders, all the Pledged Stock and the Pledged Notes and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a first security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

          3. Stock Powers and Allonges. (a) Concurrently with the delivery to the Administrative Agent of each certificate representing one or more shares of Pledged Stock to the Administrative Agent, the Parent shall deliver an undated stock power covering such certificate, duly executed in blank by the Parent with, if the Administrative Agent so requests, signature guaranteed.

          (b) Concurrently with the delivery to the Administrative Agent of each note representing one of the Pledged Notes, the Parent shall deliver executed allonges endorsing such notes to "Bearer" with, if the Administrative Agent so requests, signature guaranteed.

          4. Representations and Warranties. The Parent represents and warrants that:

          (a) except as set forth on Schedule 1, the shares of Pledged Stock constitute all the issued and outstanding shares of all classes of the capital stock of each Issuer;

          (b) the Pledged Notes listed on Schedule 2, as such Schedule may be amended from time to time in accordance with the terms hereof, constitute all of the issued and outstanding promissory notes payable by the Subsidiaries of the Parent to the Parent;

          (c) all the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable; and each of the Pledged Notes has been duly and validly issued and is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

          (d) the Parent is the record and beneficial owner of, and has good and marketable title to, the Pledged Stock and




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     the Pledged Notes, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement;

          (e) upon delivery to the Administrative Agent of the stock certificates evidencing the Pledged Stock and upon delivery to the Administrative Agent of the Pledged Notes, the security interest created by this Agreement will constitute a valid, perfected first priority security interest in the Collateral, enforceable in accordance with its terms against all creditors of the Parent and any Persons purporting to purchase any Collateral from the Parent, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

          (f) on the Closing Date, all of the stock owned by the Parent or any of its Subsidiaries in any of their respective Subsidiaries will be pledged pursuant to one of the Pledge Agreements, other than 35% of the stock of any Controlled Foreign Corporation (or other than all of the stock of any Controlled Foreign Corporation which is owned directly by another Controlled Foreign Corporation) or other than the stock of an inactive corporation or a corporation in the process of liquidation;

          (g) the Parent has obtained from each Issuer and has delivered to the Administrative Agent an Acknowledgement and Consent, substantially in the form attached hereto as Annex A, executed by each such Issuer; and

          (h) no consent or authorization of, filing with or other act by or in respect of any Person is required in connection with the execution, delivery, performance, validity or enforceability of the Pledged Notes, and the Parent has fully performed all its obligations under the Pledged Notes.

          5. Covenants. The Parent covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations are paid in full and the Commitments are terminated:

          (a) If the Parent shall, as a result of its ownership of the Pledged Stock, become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion




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     of, or in exchange for any shares of the Pledged Stock, or otherwise in respect thereof, the Parent shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by the Parent to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by the Parent and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. Any sums paid upon or in respect of the Pledged Stock or the Pledged Notes upon the liquidation or dissolution of any Issuer or any Obligor, as the case may be, shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital or payment of principal shall be made on or in respect of the Pledged Stock or the Pledged Notes or any property shall be distributed upon or with respect to the Pledged Stock or the Pledged Notes pursuant to the recapitalization or reclassification of the capital of any Issuer or any Obligor, as the case may be, or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Stock or the Pledged Notes shall be received by the Parent, the Parent shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of the Parent, as additional collateral security for the Obligations. Notwithstanding the foregoing, in no event shall more than 65% of the issued and outstanding shares of stock, or any property distributed in respect thereof, of any Issuer which is a Controlled Foreign Corporation constitute collateral security for the Obligations of the Parent.

          (b) Without the prior written consent of the Administrative Agent, the Parent will not vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of such Issuer, sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral, or create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement and Liens permitted by the Credit Agreement. The Parent will defend the right,




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     title and interest of the Administrative Agent and the Lenders in and to
     the Collateral against the claims and demands of all Persons whomsoever.

          (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Parent, the Parent will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be immediately delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

          (d) The Parent shall pay, and save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          (e) The Parent will not (i) amend, modify, terminate or waive any provision of any Pledged Note in any manner materially adverse to the interests of the Administrative Agent or the Lenders, (ii) fail to exercise promptly and diligently each and every material right which it may have under any Pledged Note where such failure could reasonably be expected to have an adverse affect on the interests of the Administrative Agent or the Lenders or (iii) fail to deliver to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Pledged Note.

          (f) Without the prior written consent of the Administrative Agent, the Parent will not grant any extension (other than, so long as no Default or Event of Default shall exist, extensions granted in accordance with prudent business judgment) of the time of payment of any Pledged Note, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

          (g) The Parent shall deliver to the Administrative Agent, in the exact form received, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations any additional promissory notes made by any Obligor for the




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           benefit of the Parent or other securities, options or rights received by it in substitution or exchange for, or as a conversion of, or in addition to, any of the Pledged Notes, or otherwise in respect thereof, together with an undated endorsement or power, as the case may be, duly executed to the order of "Bearer" or in blank, as the case may be, by the Parent and with, if the Administrative Agent reasonably requests, signature guaranteed.

               6. Cash Dividends; Voting Rights; Interest and Principal Payments. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Parent of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section below, the Parent shall be permitted to receive all cash dividends paid in the normal course of business and consistent with past practice, to the extent permitted in the Credit Agreement, in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, the Notes, this Agreement or any other Loan Document.

               (b) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Parent of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 7 hereof, the Parent shall be permitted to receive and retain all scheduled interest and principal payments on account of the Pledged Notes.

               7. Rights of the Lenders and the Administrative Agent. (a) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the Parent, the Administrative Agent shall have the right to receive any and all cash dividends paid in respect of the Pledged Stock and any and all interest, principal or other payments paid in respect of the Pledged Notes and make application thereof to the Obligations in such order as the Administrative Agent may determine, all shares of the Pledged Stock shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise all voting, corporate and other rights pertaining to such shares of the Pledged Stock at any meeting of shareholders of any Issuer or otherwise and any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such shares of the Pledged Stock as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or




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upon the exercise by the Parent or the Administrative Agent of any right, privilege or option pertaining to such shares of the Pledged Stock, and in connection therewith, the right to deposit and deliver any and all of the Pledged Stock with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine) and (3) the Administrative Agent or its nominee may thereafter exercise all rights pertaining to the Pledged Notes (including without limitation, any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining thereto) as if it were the absolute owner thereof, all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to the Parent to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

               (b) Anything herein to the contrary notwithstanding, the Parent shall remain liable under the Pledged Notes to observe and perform all the conditions and obligations to be observed and performed by it thereunder all in accordance with the terms and provisions of the Pledged Notes. Neither the Administrative Agent nor the Lenders shall have any obligation or liability under any Pledged Note by reason of or arising out of this Agreement or the receipt by the Administrative Agent or the Lenders of any payment relating to such Pledged Note pursuant hereto (other than to account for monies actually received by it), nor shall the Administrative Agent or any of the Lenders be obligated in any manner to perform any of the obligations of the Parent under or pursuant to any Pledged Note, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Pledged Note, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

               (c) The rights of the Administrative Agent and the Lenders hereunder shall not be conditioned or contingent upon the pursuit by the Administrative Agent or any Lender of any right or remedy against any Issuer or any Obligor or against any other Person which may be or become liable in respect of all or any part of the Obligations or against any collateral security therefor, guarantee thereof or right of offset with respect thereto. Neither the Administrative Agent nor any Lender shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall the Administrative Agent be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Parent or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.





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          8.   Remedies.  If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Parent, any Issuer, any Obligor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Parent, which right or equity is hereby waived or released. The Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable attorneys' fees and disbursements of counsel to the Administrative Agent, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Administrative Agent account for the surplus, if any, to the Parent. To the extent permitted by applicable law, the Parent waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder, except such claims and damages arising out of the gross negligence or willful misconduct of the Administrative Agent or any such Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Parent shall remain liable for any deficiency if the proceeds of any sale or




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other disposition of Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.

          9. Registration Rights; Private Sales. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to paragraph 8 hereof, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Parent will cause the Issuer thereof to execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, to use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold and to make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Parent agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) The Parent recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Parent acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.





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          (c)   The Parent further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. The Parent further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9 shall be specifically enforceable against the Parent, and the Parent hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

          10. Irrevocable Authorization and Instruction to Issuer and Obligor. The Parent hereby authorizes and instructs each Issuer and Obligor to comply with any instruction received by it from the Administrative Agent in writing that (a) states that an Event of Default has occurred and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Parent, and the Parent agrees that each Issuer and each Obligor shall be fully protected in so complying.

          11. Administrative Agent's Appointment as Attorney-in-Fact. (a) The Parent hereby irrevocably constitutes and appoints the Administrative
Agent and any officer or agent of the Administrative Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Parent and in the name of the Parent or in the Administrative Agent's own name, from time to time in the Administrative Agent's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer.

          (b) The Parent hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph . All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until the Obligations are paid in full and the Commitments are terminated.

          12. Duty of Administrative Agent. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar securities and property for its own account. Neither the

Administrative Agent, any Lender nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Parent or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.

          13.  Execution of Financing Statements.   Pursuant to Section 9-402 of
the Code, the Parent authorizes the Administrative Agent to file financing statements with respect to the Collateral without the signature of the Parent in such form and in such filing offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement.

          14. Authority of Administrative Agent. The Parent acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Parent, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and neither the Parent, any Issuer nor any Obligor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

          15. Notices. All notices, requests and demands to or upon the Administrative Agent, the Parent, any Issuer or any Obligor to be effective shall be in writing (or by telex, fax or similar electronic transfer confirmed in writing) and shall be deemed to have been duly given or made when delivered by hand or if given by mail, three days after being deposited in the mail, postage prepaid, or if by telex, fax or similar electronic transfer, when sent and receipt has been confirmed, addressed to the Administrative Agent or the Parent at its address or transmission number for notices provided in the Credit Agreement and to each Issuer and each Obligor at its address set forth in its Acknowledgment and Consent. The Parent, any Issuer and any Obligor may change their addresses and transmission numbers for notices by written notice to the Administrative Agent.

          16. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    17. Amendments in Writing; No Waiver; Cumulative Remedies. (a) None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Parent and the Administrative Agent, provided that any provision of this Agreement may be waived by the Administrative Agent and the Lenders in a letter or agreement executed by the Administrative Agent or by telex or facsimile transmission from the Administrative Agent.

    (b) Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

    (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

    18. Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

    19. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Parent and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns.

    20. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                SYBRON INTERNATIONAL CORPORATION


                                By:
                                   ------------------------------
                                Title:
                                       --------------------------

                                                                      SCHEDULE 1
                                                      TO PARENT PLEDGE AGREEMENT



                          DESCRIPTION OF PLEDGED STOCK



                           Class          Stock         No. of         Total No.
                            of          Certificate     Shares         of Shares
Issuer                     Stock            No.         Pledged       Outstanding
- ------                     -----        -----------     -------       -----------
SAC/Thermo-Barn, Inc.     Common            001          2,000          4,000
                                            002          2,000

SAC/Erie, Inc.            Common            001          1,000          2,000
                                            002          1,000

Malge Nunc                Common            003          2,000          2,000
International
Corporation

Sybron Dental             Common            003          2,000          4,000
Specialties, Inc.                           004          2,000

Sybron Transition         Common            001            100            100
Corp.

Mexoserv Company          Common            003            100            100


                                                                      SCHEDULE 2
                                                      TO PARENT PLEDGE AGREEMENT



                                 PLEDGED NOTES




                                                           Original
                               Date of                     Principal
Obligor                        Note                        Amount
- -------                        -------                     ---------
                                                           $________

                                                                        ANNEX A



                          ACKNOWLEDGEMENT AND CONSENT


     Each of the undersigned is an Issuer referred to in the foregoing Amended and Restated Parent Pledge Agreement and each of the undersigned hereby acknowledges receipt of a copy of the Amended and Restated Parent Pledge Agreement, dated July 9, 1996, made by Sybron International Corporation for the benefit of Chemical Bank, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"). The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

           The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

           The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in paragraph of the Pledge Agreement.

           The terms of paragraph of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of Section of the Pledge Agreement.


                                          SAC/THERMO-BARN, INC.
                                          SAC/ERIE, INC.
                                          NALGE NUNC INTERNATIONAL
                                               CORPORATION
                                          SYBRON DENTAL SPECIALTIES, INC.
                                          SYBRON TRANSITION CORP.
                                          MEXOSERV COMPANY



                                          -------------------------------------
                                          By:


                                          Address for Notices:

                                          c/o Sybron International Corporation
                                          411 East Wisconsin Avenue, 24th Floor
                                          Milwaukee, Wisconsin  53202
                                          Fax:  (414) 274-6561